EXHIBIT 99.2

MARKETING MATERIALS

FOR

ROME BANCORP, INC.

SECOND STEP TRANSACTION

Rome Bancorp Second Step Transaction

Marketing Materials

TABLE OF CONTENTS

CORRESPONDENCE

Letter to Voting Record Date Customers (eligible to vote and buy)

Letter to Closed Deposit Accountholders (eligible to buy, not vote)

Letter to Public Stockholders at Voting Record Date

Potential Investor Letter (Community Offering)

Ryan Beck & Co., Inc. “Broker Dealer” Letter

Stock Order Acknowledgment Letter

Stock Certificate Mailing Letter

Proxygram for Plan of Conversion Vote - #1

Proxygram for Plan of Conversion Vote - #2

ADVERTISEMENTS

Tombstone Newspaper Advertisement (optional – Community Offering must be underway)

Lobby Poster Options:

    Vote

    Vote and Offering

Bank Statement Vote Reminder (optional)

Stock Information Center Poster (optional; for walk-ins in the lobby)

FORMS

Stock Order Form

NOTE: There will also be a post-closing mailing of exchange documents to Rome Bancorp’s registered stockholders, requesting their “old” stock certificates before new certificates will be mailed to them. Counsel will draft the exchange documents. Street name shares are automatically exchanged upon the closing. No stockholder action is needed.

NOTE: Community Meetings for potential investors are not anticipated.

NOTE: Subject to changes in market conditions before the offering commences, we anticipate that we will not decide whether/when to conduct a Community Offering until after the Subscription Offering has commenced. Therefore, we will respond to community member requests for offering materials only if/when a Community Offering has started. We may, nonetheless, choose to mail stock order forms to registered stockholders with their Prospectus and Proxy Statement.

Dear Valued Customer:

I am pleased to tell you about an opportunity to invest in Rome Bancorp, Inc. and, just as importantly, to request your vote. Under the terms of a Plan of Conversion (“Plan”), Rome Bancorp, Inc. will convert from a partially public to a fully public company by selling a minimum of 4,717,500 shares of its common stock. Enclosed are important materials about the Plan, voting, and the stock offering.

THE PROXY VOTE    We have received conditional regulatory approval to implement the Plan, as described in the enclosed Proxy Statement. We must also receive the approval of our depositors. Your vote is important to us – not returning your enclosed Proxy Card(s) has the same effect as voting “Against” the Plan. To cast your vote, please sign each Proxy Card enclosed and return the card(s) in the Proxy Reply Envelope provided. Our Board of Directors urges you to vote “For” the Plan.

•	Voting does not obligate you to purchase shares of common stock in our stock offering.

•	There will be no change to account numbers, interest rates or other terms of your accounts at Rome Savings Bank.

•	Our management and staff will continue to serve you, and your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

THE STOCK OFFERING    We are offering shares of common stock for sale at $10.00 per share. There will be no sales commission charged to purchasers in the stock offering. As an eligible Rome Savings Bank depositor, you have the right, but no obligation, to buy shares of Rome Bancorp, Inc. common stock in the stock offering, before they are offered for sale to the public. Before making an investment decision, carefully review the information in the enclosed Prospectus. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be received (not postmarked) prior to 10:00 a.m., New York time, on             , 2005.

For detailed information regarding the proxy vote, the conversion, and the stock offering, you may refer to the enclosed Proxy Statement and Prospectus. I invite you to consider this opportunity to share in our future as a stockholder of Rome Bancorp, Inc. and I thank you for your continued support as a customer of Rome Savings Bank.

Sincerely,

Charles M. Sprock

Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll free, at 1-(877) 471-4818 from 9:30 a.m. to 4:00 p.m., New York time, Monday through Friday

V

Dear Friend:

I am pleased to tell you about an investment opportunity. Rome Bancorp, Inc., the parent company of Rome Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. There will be no sales commission charged to purchasers in the offering.

Our records indicate that you were a Rome Savings Bank depositor on September 30, 2003 or December 31, 2004 who subsequently closed your account(s). As such, you have the right, but no obligation, to buy shares of common stock in the offering before they are offered for sale to the general public.

Before making an investment decision, carefully review the information in the enclosed Prospectus. If you are interested in purchasing shares of common stock of Rome Bancorp, Inc. complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be received (not postmarked) prior to 10:00 a.m., New York time, on             , 2005.

Sincerely,

Charles M. Sprock Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll free, at 1-(877) 471-4818

9:30 a.m. to 4:00 p.m., New York time, Monday through Friday

F

Dear Stockholder:

Rome Bancorp, Inc. is soliciting stockholder votes regarding the mutual-to-stock conversion of Rome, MHC. Under the terms of a Plan of Conversion (“Plan”), Rome Bancorp, Inc. will convert from a partially public to a fully public company by selling a minimum of 4,717,500 shares of its common stock.

THE PROXY VOTE    We have received conditional regulatory approval to implement the Plan, however we must also receive the approval of our stockholders. Enclosed is a Proxy Statement and Prospectus describing the proposal before our stockholders. Please promptly vote the enclosed Proxy Card. Our Board of Directors urges you to vote “FOR” the Plan.

THE EXCHANGE    At the conclusion of the offering, your shares of Rome Bancorp, Inc. common stock will be exchanged for new shares. The number of new shares of Rome Bancorp, Inc. common stock that you receive will be based on an exchange ratio that is described in the Prospectus. Shortly after the completion of the offering, we will send a transmittal form to each stockholder who holds stock certificates. The transmittal form explains the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares that are held in street name (in a brokerage account) will be converted automatically at the conclusion of the offering; no action or documentation is required of you.

THE STOCK OFFERING    We are offering shares of common stock for sale at $10.00 per share. The shares are currently being offered in a Subscription Offering to eligible depositors of Rome Savings Bank. If all shares are not subscribed for in the Subscription Offering, we may choose to offer the shares in a Community Offering to Rome Bancorp, Inc.’s public stockholders and others not eligible to place orders in the Subscription Offering. If you may be interested in purchasing shares of our common stock, contact our Stock Information Center at the number below. The Community Offering, if any, may commence during the Subscription Offering. The stock offering period is expected to end on                          , 2005.

We thank you for your support as a stockholder of Rome Bancorp, Inc.

Sincerely,

Charles M. Sprock Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus relating to the stock offering. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions about Voting or the Stock Offering?

Call our Stock Information Center, toll free, at 1-(877) 471-4818

9:30 a.m. to 4:00 p.m., New York time, Monday through Friday

Sh

Dear Friend:

I am pleased to tell you about an investment opportunity. Rome Bancorp, Inc., the parent company of Rome Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. There will be no sales commission charged to purchasers in this offering.

Before making an investment decision, carefully review the information in the enclosed Prospectus. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be received (not postmarked) prior to 10:00 a.m., New York time, on             , 2005.

Sincerely,

Charles M. Sprock Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll free, at 1-(877) 471-4818

9:30 a.m. to 4:00 p.m., New York time, Monday through Friday

C

Dear Sir/Madam:

At the request of Rome Bancorp, Inc. we are enclosing materials regarding the offering of shares of Rome Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering.

Ryan Beck & Co., Inc. has been retained by Rome Bancorp, Inc. as selling agent in connection with the stock offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Date

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Rome Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately entered your order information into our system. If any information does not agree with your records, please call our Stock Information Center, toll free, at 1-(877) 471-4818 from 9:30 a.m. to 4:00 p.m., New York time, Monday through Friday. Refer to the batch and order number listed below when contacting us.

ORDER INFORMATION:

Batch #:

Order #:

No. of Shares Requested:

Offering Category:              (subject to verification; see descriptions below)

STOCK REGISTRATION:

Name 1

Name 2

Name 3

Address1

Address2

City, State, Zip

Ownership Type:

Social Security #/Tax ID#:         -    -

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Share allocation procedures and purchase limitations are described in the Rome Bancorp, Inc. Prospectus dated             , 2005, starting on page         .

The offering period ends at 10:00 a.m., New York time, on             , 2005. We are required to receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,

ROME BANCORP, INC.

OFFERING CATEGORY DESCRIPTION:

1.	Eligible Account Holders – Rome Savings Bank depositors with a minimum of $50.00 on deposit on September 30, 2003;
2.	Rome Bancorp, Inc. Employee Stock Ownership Plan;
3.	Supplemental Eligible Account Holders – Rome Savings Bank depositors with a minimum of $50.00 on deposit on December 31, 2004;
4.	Other Members – Rome Savings Bank depositors on , 2005;
5.	General Public – Rome Bancorp, Inc. stockholders as of , 2005;
6.	General Public – Residents of Oneida County, NY;
7.	General Public — Other

Dear Stockholder:

I would like to thank you for participating in our stock offering. A total of              shares were purchased by investors at a price of $10.00 per share.

Your stock certificate is enclosed. Please review the certificate to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

by mail:

Registrar & Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

or by phone:

(800) 368-5948

If the enclosed stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive stockholder communications.

If you paid for your shares by check or money order, you have received, or soon will receive, a check representing interest earned on your funds. Interest payments were calculated at Rome Savings Bank’s passbook savings rate (         % per annum) from the date your funds were received until             , 2005. If you paid for your shares by authorizing a withdrawal from a Rome Savings Bank deposit account, that withdrawal has been made. Interest was earned at your account’s contractual rate, and was credited to your account to the date of withdrawal,             , 2005.

Rome Bancorp, Inc. common stock trades on The Nasdaq National Market. Through             , 2005, it will trade under the temporary symbol, “ROMED”. Thereafter, it will trade under our permanent symbol, “ROME”.

Sincerely,

Charles M. Sprock

Chairman, President and Chief Executive Officer

PROXYGRAM LETTER #1

REMINDER

Please vote and return the enclosed

Proxy Card!

IF YOU HAVE NOT YET VOTED THE PROXY CARD(S) WE RECENTLY MAILED TO YOU, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD.

For your convenience, we enclosed a Reply Envelope.

Note that:

•	VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING OUR OFFERING.

•	NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSAL.

•	YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PLAN.

If you receive more than one of these reminder mailings, please vote each proxy received. None are duplicates!

QUESTIONS?

Please call our Stock Information Center, toll free, at 1-(877) 471-4818,

Monday through Friday, 9:30 a.m. to 4:00 p.m., New York time

PROXYGRAM #2

PLEASE VOTE AND RETURN THE ENCLOSED PROXY!

If you are unsure whether you voted the Proxy Card(s) we previously mailed to you, please vote the enclosed replacement Proxy Card.

Your vote cannot be counted twice!

YOUR BOARD OF DIRECTORS HOPES THAT YOU VOTE “FOR” THE PLAN OF CONVERSION.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PROPOSAL.

Voting does not obligate you to purchase shares of common stock in our offering, nor does it affect your Rome Savings Bank deposit accounts or loans.

If you receive more than one of these reminder mailings, please vote each proxy received. None are duplicates!

THANK YOU!

Questions?

Call our Stock Information Center, toll free, at 1-(877) 471-4818

Monday through Friday, 9:30 a.m. to 4:00 p.m., New York time

TOMBSTONE NEWSPAPER ADVERTISEMENT (Optional – requires that a Community Offering be underway)

(Holding Company for Rome Savings Bank)

Up to 7,339,875 SHARES

Common Stock

PRICE

$10.00 Per Share

Rome Bancorp, Inc. is conducting an offering of common stock. Shares may be purchased directly from Rome Bancorp, Inc. during the offering period.

This offering expires at 10:00 a.m. on             , 2005.

To receive a copy of the Prospectus, call our Stock Information Center, toll free, at 1-(877) 471-4818, Monday through Friday, 9:30 a.m. to 4:00 p.m.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

OPTION #1

BRANCH LOBBY POSTER – VOTE

NOTE: Either this notice or the following notice should be printed by Rome and placed in branches on an easel or on the front doors or at teller “windows”.

HAVE YOU CAST YOUR VOTE YET?

We would like to remind depositors to vote

on our Plan of Conversion,

using the Proxy Cards we mailed to you.

Our Directors hope you will join them in voting “FOR” the Plan.

The Plan changes our corporate form of organization.

It will not result in changes to our staff or your account relationships.

Deposit accounts will continue to be FDIC - insured.

Voting does not obligate you to purchase shares of

common stock in our offering.

If you have questions, call our Stock Information Center, toll free,

at 1-(877) 471-4818

Monday through Friday, 9:30 a.m. to 4:00 p.m.

Our Stock Information Center is located at our executive office,

100 West Dominick Street, Rome

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts and are not insured by the FDIC or any other government agency.

OPTION # 2

BRANCH LOBBY POSTER – BUY & VOTE

TIME IS RUNNING OUT!

We are conducting an offering of shares of our common stock

UP TO 7,339,500 SHARES

COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 10:00 A.M. ON             , 2005

HAVE YOU CAST YOUR VOTE YET?

We would like to remind depositors to vote our Plan of Conversion,

using the Proxy Cards we mailed to you.

If you have questions about the stock offering or voting,

call our Stock Information Center, toll free, at 1-(877) 471-4818

Monday through Friday, 9:30 a.m. to 4:00 p.m.

Our Stock Information Center is located at our executive office,

100 West Dominick Street, Rome

The Plan changes our corporate form of organization. It will not result in changes to our staff or your account relationships. Deposit accounts will continue to be FDIC-insured.

Voting does not obligate you to purchase common stock in our offering.

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

VOTE – BANK STATEMENT REMINDER CLAUSE (Optional)

In early/late [month], you may have received a large envelope containing proxy card(s) to be used to vote on our organization’s Plan of Conversion. If you received proxy cards, but have not voted, please do so. If you have questions about voting, call our Stock Information Center, toll free, at 1-(877) 471-4818, Monday through Friday, 9:30 a.m. to 4:00 p.m., New York time. Thank you.

NOTE: This optional reminder can be printed in a “notice” section of bank statements. Alternatively, statement can include a slip of paper printed with this reminder.

HEADQUARTERS LOBBY SIGN - OPTIONAL

LOOKING FOR

ROME BANCORP’S

STOCK INFORMATION CENTER?

PLEASE CHECK IN WITH OUR RECEPTIONIST.

STOCK ORDER FORM

PLEASE COMPLETE APPLICABLE SHADED AREAS

FOR INTERNAL USE ONLY
REC’D BATCH #
ORDER # CAT #
O	C

ORDER DEADLINE AND DELIVERY
ORDER DEADLINE AND DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by 10:00 a.m. New York time, on , 2005. Stock Order Forms can be delivered by using the enclosed order reply envelope, or by hand or overnight delivery to the Stock Information Center address on the reverse side of this form. You may NOT deliver this form to Rome Savings Bank branch or other offices. Please read important instructions on the reverse side as you complete this form. Faxes or copies of this form are not required to be accepted. Each Stock Order Form will generate one stock certificate (subject to stock allocation provisions described in the Prospectus).

1. NUMBER OF SHARES REQUESTED AND TOTAL PAYMENT DUE See reverse side for purchase limitations.	Number of Shares		Price per Share		Total Payment Due
		×	$10.00	=	$ .00
	(25 Share Minimum)

Enclosed is/are check(s) or money order(s) payable to Rome Bancorp, Inc. in the amount of:

$ .00

Checks will be cashed upon receipt.
No cash or wire transfers will be accepted.

For Internal Use Only	Account Number(s)	Withdrawal Amount
$ .00
$ .00
$ .00
Funds authorized for account withdrawal must be available within the designated account(s) at the time this form is submitted.	Total Withdrawal Amount:	$ .00

4.  PURCHASER INFORMATION Please read reverse side of this form carefully. Only one box in this section should be checked.

SUBSCRIPTION OFFERING
Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 6 below.
(a)	Purchaser(s) listed below had a minimum of $50 on deposit at Rome Savings Bank on September 30, 2003.

(b)	Box (a) above does not apply, however, purchaser(s) listed below had a minimum of $50 on deposit at Rome Savings Bank on December 31, 2004.

(c)	Boxes (a) and (b) above do not apply, however purchaser(s) listed below had deposit account(s) at Rome Savings Bank on , 2005.

COMMUNITY OFFERING
(d)	Boxes (a)-(c) do not apply, however purchaser(s) listed below is/are a Rome Bancorp, Inc. stockholder on , 2005.

(e)	None of the above apply to the purchaser(s) listed below. This order is placed in the community offering.

If you checked boxes (a), (b) or (c), please provide the following information as of the eligibility date under which purchaser(s) listed in Section (6) below qualify in the Subscription Offering:

Name(s) on Account(s) or Account Title	Deposit Account No(s).

Please attach a separate page if additional space is required. Not listing all eligible deposit accounts, or providing incorrect or incomplete information, could result in the loss of all or part of any share allocation.

5. MANAGEMENT &
Check if you are a Rome Savings Bank director, officer or employee or a member of their immediate family, as defined on the reverse side of this form.
EMPLOYEES

6.  STOCK REGISTRATION. Please PRINT clearly and provide all information requested. Read reverse side of this form carefully for important registration information. Use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 4 of this form), you should not add the names of persons/entities who qualify in a lower purchase priority than yours.

(First Name, Middle Initial, Last Name)	Social Security No./Tax ID No. (first number listed will be used for tax reporting purposes)
(First Name, Middle Initial, Last Name)	Social Security No./Tax ID No.
(Street Address)	(Daytime Phone Number)

(City, State, Zip)	(County)	(Evening Phone Number)

7. FORM OF STOCK OWNERSHIP. Check the one applicable box. See reverse side for ownership definitions.

Individual.	Joint Tenants.	Tenants in Common.	Uniform Transfer to Minors Act.	FOR BROKER USE ONLY:
					-	-
Corporation.	Partnership.	Other.		☐ IRA SSN of Beneficial Owner:

8. ACKNOWLEDGEMENT AND SIGNATURE—Please read the following acknowledgement carefully.

I agree that after receipt by Rome Bancorp, Inc., this Stock Order Form may not be modified or withdrawn without consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I AM PURCHASING SOLELY FOR MY OWN ACCOUNT, AND THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF THE SHARES OR MY RIGHT TO SUBSCRIBE FOR THE SHARES, AND (3) I am not subject to backup withholding tax. [Cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that the shares of common stock are not a deposit or account and are not federally insured and are not guaranteed by the FDIC or any other federal or state governmental agency. I further certify that, before purchasing the common stock of Rome Bancorp, Inc., I received the Prospectus dated                                     . The Prospectus that I received contains disclosures concerning the nature of the common stock being offered and, beginning on page     , describes risks involved in the investment.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. They may be exercised only by delivery of this Stock Order Form, properly completed and executed, together with full payment and/or deposit account withdrawal authorization, for the number of shares of common stock subscribed for. Subscription rights will be void upon the expiration date of the stock offering. Federal regulations prohibit any person from transferring, or entering into an agreement, directly or indirectly, to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Rome Bancorp, Inc. will pursue any and all legal and equitable remedies in the event management becomes aware of the transfer of subscription rights. Management will not honor orders known to involve such transfer.

ORDER NOT VALID UNLESS SIGNED
ONE SIGNATURE REQUIRED, UNLESS SECTION (3) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) (Date)	Signature (title, if applicable) (Date)
QUESTIONS? See reverse side of this Form, or call the Stock Information Center toll free at 1-(877) 471-4818, Monday through Friday from 9:30 a.m. to 4:00 p.m. New York time.
2.	METHOD OF PAYMENT Check or Money Order.
3.	METHOD OF PAYMENT—Withdrawal. The undersigned authorizes withdrawal from the Rome Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this stock order form is received. Rome Savings Bank IRA accounts may not be listed for direct withdrawal below.

Rome Bancorp, Inc.

STOCK ORDER FORM INSTRUCTIONS

This original Stock Order Form, properly executed and with full payment, must be received (not postmarked) by 10:00 a.m., New York time, on                          , 2005.

Section (1)  NUMBER OF SHARES REQUESTED AND TOTAL PAYMENT DUE. — Indicate the number of shares that you wish to purchase and the total payment due. The minimum purchase is 25 shares ($250). In the Subscription Offering and in the Community Offering, the maximum purchase is 50,000 shares ($500,000). This maximum limit applies to any individual/individuals exercising subscription rights through a single qualifying deposit account held jointly. Further, no person, together with associates of and persons acting in concert with such person, may purchase an aggregate of more than 100,000 shares ($1.0M) of common stock in all categories of the stock offering combined. Current Rome Bancorp, Inc. stockholders are subject to these purchase limitations and to an ownership limitation. See the Prospectus section titled “The Conversion and Stock Offering — Limitations on Common Stock Purchases”, for a detailed description of purchase limitations and a definition of “associates” and of “acting in concert”. By signing this Stock Order Form, you are certifying that your order does not conflict with these purchase limitations.

Sections (2) and (3)  METHOD OF PAYMENT — CHECKS OR MONEY ORDERS:  Personal checks, bank checks or money orders should be payable to Rome Bancorp, Inc. These will be cashed upon receipt. Third party checks that are endorsed and made payable to Rome Bancorp, Inc. and Rome Savings Bank line of credit checks may not be remitted as payment. Your funds will earn interest at the passbook savings rate of Rome Savings Bank until the offering is completed. ACCOUNT WITHDRAWALS:  Payment may be made by authorizing withdrawal from deposit accounts at Rome Savings Bank. Indicate the Rome Savings Bank account number(s) and the amount(s) you want withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Funds will not be withdrawn prior to completion of the offering, but upon receipt of this order, a hold will be placed on the dollar amount(s) designated by you on this form, making the amount(s) unavailable to you. You will continue to earn interest within the account(s) at the contractual rate. Note: IRA accounts may not be designated for direct withdrawal on this form. Please call the Stock Information Center early in the offering period (preferably at least two weeks before the             , 2005 offering deadline) if you are considering the use of IRA funds at Rome Savings Bank, or any other institution, as payment for this purchase. Your ability to use retirement funds toward this purchase may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are currently held.

Section (4)  PURCHASER INFORMATION — Check the one box that applies to the purchaser(s) listed in Section 6 of this form. Boxes (a) through (c) refer to orders placed in the Subscription Offering. Check the one box that applies as of the earliest date to the purchaser(s) listed in Section 6. Include all deposit accounts in which the purchaser(s) had ownership (individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only those entities’ eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incomplete or incorrect information, could result in a loss of all or part of your share allocation in the event of an oversubscription. Boxes (d) and (e) apply to purchases in the Community Offering, if held. These apply only if you do not qualify in the Subscription Offering (boxes (a) through (c)).

See “The Conversion and Stock Offering” section of the Prospectus for further details about the Subscription Offering and the Community Offering, and the method of allocating shares in the event of an oversubscription.

Section (5)  MANAGEMENT & EMPLOYEES — Check the box, if applicable. Immediate family includes spouse, parents, siblings and also children who live in the same house as the director, officer or employee.

Section (6)  STOCK REGISTRATION — Clearly print the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. IMPORTANT: If you check one of boxes (a) through (c) in Section 4, you must register the stock only with the name(s) of others with the same purchase priority. You should not add the name(s) of persons/entities who qualify in a lower purchase priority than yours. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in case we need to contact you about this form. When registering stock, do not use two initials—use full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.”, “Mrs.”, etc. ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF CERTIFICATES OF VARIED SHARE AMOUNTS ARE DESIRED, YOU MUST COMPLETE SEPARATE STOCK ORDER FORMS (EACH FOR A MINIMUM OF 25 SHARES OR $250). Note for NASD Members:  If you are a member of the NASD (“National Association of Securities Dealers”), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

Section (7)  FORM OF STOCK OWNERSHIP — For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. If you have any questions, please consult your legal advisor. Check the one box that applies.

Buying stock individually:  Used when shares are registered in the name of only one owner. Indicate the name, mailing address and Social Security Number of the individual owner. Include the first name, middle initial and last name of the individual. Omit words that do not affect ownership, such as “Mrs.”, “Dr.”, “special account”, etc. You may not indicate a beneficiary. Upon the individual’s death, the stock will be owned by the estate and distributed as indicated by the will or otherwise in accordance with law. If ordering in the Subscription Offering, the individual listed in Section 6 of this form must qualify under one of the purchase priorities described in boxes (a) - (c).

Buying stock jointly:  If registering stock in more than one person’s name for an order placed in the Subscription Offering (boxes (a)-(c)), only persons with the same purchase priority may be listed. Two choices exist for stock registered in more than one name:

JOINT TENANTS — Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 6 of this form must have had an eligible deposit account at Rome Savings Bank on the same eligibility date (either September 30, 2003, December 31, 2004 or                  , 2005.

TENANTS IN COMMON — Upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 6 of this form must have had an eligible deposit account at Rome Savings Bank on the same eligibility date (either September 30, 2003, December 31, 2004 or                  , 2005.

Buying stock for a minor:  A minor may acquire stock under the Uniform Transfers to Minors Act if the minor is the actual owner of the stock, with an adult custodian listed on the stock registration, who is responsible for the investment until the minor reaches legal age (18 or 21 years or age, depending on the state). Only one minor and one custodian may be listed. Please note that if ordering in the Subscription Offering, the minor (not the custodian) named in Section 6 of this form must have had qualifying deposits on one of the listed eligibility dates, September 30, 2003, December 31, 2004 or                  , 2005.

Completing Section 6 for a Minor:  On the first line, print the first name, middle initial and last name of the custodian; followed by “CUST”. On the second line, print the first name, middle initial and last name of the minor. To the right of the minor’s name, indicate his or her Social Security Number; do not list the custodian’s Social Security Number. Standard postal service state abbreviations should be used. For example, stock held by John P. Doe as custodian for Susan A. Doe under the New York Uniform Transfers to Minors Act (“UTMA”) will be abbreviated John P. Doe, CUST Susan A. Doe UTMA-NY.

Buying stock for a corporation/partnership:  On the first name line, indicate the name of the corporation or partnership and list that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership listed in Section 6 must have had qualifying deposits on one of the eligibility dates listed, September 30, 2003, December 31, 2004 or                  , 2005.

Buying stock in a trust/fiduciary capacity:  An example of fiduciary ownership of stock in the case of a trust is: John P. Doe, Trustee Under Agreement Dated 10-1-99 for Susan A. Doe. Information provided with respect to stock to be held in a fiduciary capacity must include: The name(s) of the fiduciary, the fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, etc. A description of the document governing the fiduciary relationship, such as a trust agreement or court order. The date of the document governing the relationship, except that the date of a trust created by a will need not be included. The name of the maker, donor or testator and the name of the beneficiary.

Buying stock through an IRA:  Please contact the Stock Information Center as soon as possible for assistance with IRA-related questions. Your ability to use such funds for the purchase may depend on timing constraints and, possibly, on limitations imposed by the institution where the funds are currently held. If ordering in the Subscription Offering, the beneficial owner of the IRA must qualify under one of the purchase priorities described in boxes (a) - (c).

FOR BROKER/TRUSTEE USE ONLY — Placing an Order for Self-directed Retirement Accounts: Registration should reflect the firm’s registration requirements. For example, on the first line, indicate the name of the brokerage firm followed by “TRUSTEE” or “CUSTODIAN” followed by the name of the beneficial owner on the second line (for example: FBO JOHN SMITH IRA). You may indicate an account number or other identifying information. Indicate the firm’s address and department where all correspondence about this order should be mailed, including a stock certificate. Indicate the Tax ID Number under which the IRAs should be reported.

Section (8)  ACKNOWLEDGMENT AND SIGNATURE — Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

A postage-paid reply envelope is enclosed. If sending via overnight delivery or for hand delivery:

Rome Savings Bank, Attn: Stock Information Center, 100 West Dominick Street, Rome, NY 13440

QUESTIONS?  Call the Stock Information Center toll free at 1-(877) 471-4818, Monday through Friday from 9:30 a.m. to 4:00 p.m. New York time.